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                                   Exhibit 8.1

                     [Letterhead of Chapman and Cutler LLP]

                                  June 10, 2004

Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94941

      Re: Registration Statement on Form S-8 relative to the 2002 Redwood Trust, Inc. Incentive Stock Plan, as Amended

Dear Ladies and Gentlemen:

      You have requested our opinion in connection with the Registration Statement on Form S-8, dated June 8, 2004 (together with all exhibits thereto, the "Registration Statement") being filed by Redwood Trust, Inc. (the "Company") with respect to its 2002 Incentive Stock Plan, as recently amended (the "Plan").

     We have acted as your special tax counsel in connection with the Registration Statement and Prospectus related thereto (the "Prospectus"), and have assisted in the preparation of the tax summary for the Prospectus. In formulating our opinions, we have reviewed (i) the Registration Statement and the Prospectus, (ii) the Plan, as amended and (iii) such resolutions, certificates, records, and other documents provided by the Company as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also reviewed the opinion of Tobin and Tobin, a professional corporation, dated on or about the date hereof, with respect to certain matters of Maryland law and the law of the United States.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

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Redwood Trust, Inc.
June 10, 2004
Page 2

      In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with such operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinions are based on the correctness of the following specific assumptions: (i) the Plan will be administered in accordance with its terms; and (ii) there have been no changes in the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the Treasury Department (the "Treasury Regulations"), and the interpretations of the Code and the Treasury Regulations by the courts and the Internal Revenue Service, all as they exist on the date of this letter. With respect to these assumptions, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusions.

     Based on the foregoing, we are of the opinion that although the discussion set forth under the caption "Federal Income Tax Consequences" in the Prospectus does not purport to discuss all possible Federal income tax consequences of the grant and exercise of Awards made under the Plan, such discussion constitutes an accurate summary of the basic Federal income tax considerations that are likely to be material to employees participating in the Plan.

      Other than as expressly stated above, we express no opinion on any issue relating to the Company, its stock or its employee compensation arrangements or under any law other than the Federal income tax laws.

      We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

      We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to and to its incorporation by reference as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Chapman and Cutler LLP